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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-128120), Form S-8 (No. 333-100157) and Form S-3 (No. 333-111245) of Kirkland's, Inc. of our report dated April 10, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
April 10, 2006